U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  May 25, 2004




                        PROLOGIC MANAGEMENT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)




         Arizona                       1-13704                   86-0498857
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)



                       4633 East Broadway Blvd, Suite 110
                              Tucson, Arizona 85711
               (Address of principal executive offices)(Zip Code)


                                 (520) 955-4748
              (Registrant's telephone number, including area code)

             Item 4. Changes in Registrant's Certifying Accountant.


Effective May 25, 2004, Prologic Management Systems, Inc., an Arizona Corporation (the "Company") dismissed its independent accountants, BDO Seidman, LLP ("BDO"). The decision to change accountants was approved by the Board of Directors of the Company.

The reports of BDO on the Company's financial statements as of and for the two years ended March 31, 2003, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to the audit scope, or accounting principles, but did contain a modification as to the Registrant's ability to continue as a going concern.

During the two most recent fiscal years and the interim periods subsequent to March 31, 2003 through May 25, 2004, there were no disputes between the Company and BDO as to matters of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the financial statements for such periods. BDO has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of this letter is included as an exhibit to this Report on Form 8-K.

Effective May 25, 2004, the Company selected the firm of Epstein, Weber & Conover, PLC ("EWC") as independent accountants for the Company's fiscal year ending March 31, 2004 to replace BDO. The Company's Board of Directors approved the selection of EWC as independent accountants.


Item 7.  Exhibits

              Exhibit 1 Letter dated 5/28/04 from BDO Seidman, LLP



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


PROLOGIC MANAGEMENT SYSTEMS, INC.


Dated: May 25, 2004                          By:    /s/  James M. Heim
                                                   -------------------
                                                    James M. Heim
                                                    President